EXHIBIT 5.1
April 15, 2009
American Bio Medica Corporation
122 Smith Road
Kinderhook, New York 12106

Re: Registration Statement on Form S-3
Ladies and Gentlemen:

We have acted as special counsel to American Bio Medica Corporation, a New York corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the resale of up to 1,000,001 shares (the “Conversion Shares”), of the Company’s common stock, par value $0.01 per share (the “Common Stock”), initially issuable (i) upon conversion of $750,000aggregate principal amount of the Company’s 10% Subordinated Convertible Debentures, Series A due 2012 (the “Debentures”), issued in an offering under Regulation D under the Securities Act and completed August 15, 2008, and (ii) up to 75,000 shares of Common Stock that may be issued upon the exercise of private placement agent warrants (the “Warrants”), issued by us to Cantone Research, Inc., as placement agent. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Debentures, the Debenture Placement Agreement, the Securities Purchase Agreement, the Warrants, the Certificate of Incorporation of the Company as currently amended and filed with the Secretary of State of the State of New York, the Bylaws of the Company as currently amended and restated and in effect, a form of the share certificate, and such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, that the parties to all executed documents (other than the Company) had all requisite power to enter into and perform all obligations thereunder, the due authorization by all requisite action of such documents, the due execution and delivery by such parties of such documents (where due execution and delivery are a prerequisite to the effectiveness thereof), and the validity and binding effect of such documents on such parties. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have assumed and relied upon the truth, accuracy and completeness of the information, statements and representations contained in the records, documents, instruments and certificates we have reviewed.

Based upon the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1.           The Debentures constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the limitations under any applicable bankruptcy, insolvency, fraudulent conveyance or transfer, equitable subordination, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

2.           The Conversion Shares initially issuable upon conversion of the Debentures, when issued and delivered in accordance with the provisions of the Debentures and the Securities Purchase Agreement, and the shares of Common Stock issuable upon exercise of the Warrants, when issued and delivered in accordance with the provisions of the Debenture Placement Agreement, will be validly issued, fully paid and non-assessable.

We are licensed to practice law in the State of New York, and we express no opinion as to the law of any jurisdiction other than the laws of the State of New York and the federal laws of the United States of America.  Our opinions are subject to the effects of, and we express no opinion with respect to the application of or compliance with, state securities or “blue sky” laws, statutes, rules or regulations.

This opinion is furnished as of the date hereof and we assume no responsibility to advise you of any changes in law or fact which may hereafter come to our attention.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement.  In giving such consent, however, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

Very truly yours,

NOLAN & HELLER, LLP